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                                                                     Exhibit 3.9


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                        "ChipPAC Luxembourg S. a R.L."
                       societe a responsabilite limitee
                                  Luxembourg

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                          CONSTITUTION D'UNE SOCIETE
                           A RESPONSABILITE LIMITEE
                                du (18 mars 1999)
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     In the year one thousand nine hundred and ninety-nine, on the (eighteenth of March.)

     Before Maitre Joseph ELVINGER, notary public residing at Luxembourg, Grand-Duchy of Luxembourg, undersigned.

                                There appeared;

     ChipPAC Operating Limited, a company having its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands;

     hereby represented by Mr Dominique AUDIA, employee, residing at Luxembourg, by virtue of a proxy given under private seal.

     The beforesaid proxy, being initialled "ne varietur" by the appearing person and the undersigned notary, shall remain annexed to the present deed to be filed at the same time with the registration authorities.

     This appearing party has incorporated a "societe a responsabilite limitee" (limited liability partnership), the article of which it has established as follows:

     Article one.- There is hereby formed a "societe a responsabilite limitee", limited liability company,

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governed by the present articles of incorporation and by current Luxembourg laws, especially the laws of August 10th, 1915 on commercial companies, of September 18th, 1933 on "societes a responsabilite limitee", as amended, and more particularly the law of December 28th, 1992 about unipersonal companies.

     At any moment, the partner may join with one or more joint partners and, in the same way, the following partners may adopt the appropriate measures to restore the unipersonal character of the Company.

     Article two.- The Company is incorporated under the name of "ChipPAC Luxembourg S. a R.L. ".

     Article three.- The Company's purpose is to take participations, in any form whatsoever, in other Luxembourg or foreign enterprises; to acquire any securities and rights through participation, contribution, underwriting firm purchase or option, negotiation or in any other way and namely to acquire patents and licences, to manage and develop them; to grant to enterprises in which the Company has an interest, any assistance, loans, advances or guarantees, finally to perform any operation which is directly or indirectly related to its purpose, however without taking advantage of the Act of July 31, 1929, on Holding Companies.

     The Company can perform all commercial, technical and financial operations, connected directly or indirectly in all areas as described above in order to facilitate the accomplishment.

     Article four.- The Company has its registered office in the City of Luxembourg, Grand-Duchy of Luxembourg. The registered office may be transferred to any other place within the Grand-Duchy of Luxembourg by a decision of the partners.

     Article five.- The Company is constituted for an unlimited period.

     Article six.- The Company's capital is set at USD 15,000 (fifteen thousand US dollars) represented by 300 (three hundred) shares of USD 50 (fifty US dollars) each.

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     These shares have been subscribed and fully paid in by contribution in cash by ChipPAC Operating Limited, a company having its registered office at Craig-muir Chambers, Road Town, Tortola, British Virgin Islands, sole shareholder.

     Article seven. - The shares are freely transferable among the partners.

     No transfer of shares to a non-partner may take place without the agreement of the other partners and without having been first offered to them.

     Otherwise it is referred to the provisions of articles 189 and 190 of the co-ordinate law on trading companies.

     The shares are indivisible with regard to the Company, which admit only one owner for each of them.

     Article eight. - The life of the Company does not come to an end by death, suspension of civil rights, bankruptcy or insolvency of any partner.

     Article nine.- The creditors, representatives, rightful owner or heirs of any partner are neither allowed, in circumstances, to require the sealing of the assets and documents of the Company, nor to interfere in any manner in the administration of the Company. They must for the exercise of their rights refer to financial statements and to the decisions of the meetings.

     Article ten. - The Company is managed by one or more managers either partners or not, appointed by the partners with or without limitation of their period of office.

     Each manager shall have individually and on his single signature the full power to bind the Company for all acts within the bounds laid down by its purpose and by the law.

     The powers and remuneration of any managers possibly appointed at a later date in addition to or in the place of the first managers will be determined in the act of nomination.

     Article eleven. - Any manager does not contract in his function any personal obligation concerning the

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commitments regularly taken by him in the name of the Company; as a mandatory he is only responsible for the execution of his mandate.

    Article twelve.- The sole partner exercises the powers devolved to the meeting of partners by the dispositions of Section XII of the law of August 10th, 1915 on societes a responsabilite limitee.

    As a consequence thereof, all decisions which exceed the powers of the managers are taken by the sole partner.

    In case of more partners, the decisions which exceed the powers of the managers shall be taken by the meeting.

    Resolutions are validly adopted when taken by partners representing more than half of the capital.

    However, decisions concerning a modification of the articles of incorporation must be taken by a majority vote of partners representing the three quarters of the capital. If this majority is not attained at a first meeting, the partners are convened by registered letters to a second meeting with at least thirty days notice, which will be held within three months from the first meeting.

    At this second meeting, decisions will be taken at the majority of voting partners whatever majority of capital be represented.

    Article thirteen.- The Company's financial year begins on January 1st and closes on December 31st.

    Article fourteen.- Each year, as of the 31st of December, the management will draw up the balance sheet which will contain a record of the properties of the Company and the profit and loss account, as also an appendix according to the prescriptions of the law in force.

    Article fifteen.- Each partner may inspect at the head office the inventory, the balance sheet and the profit and loss account.

    Article sixteen.- The credit balance of the profit and loss account, after deduction of the expenses,

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costs, amortizations, charges and provisions represents the net profit of the
Company.

     Every year five percent of the net profit will be transferred to the statutory reserve.

     This deduction ceases to be compulsory when the statutory reserve amounts to one tenth of the issued capital but must be resumed till the reserve fund is entirely reconstituted if, at any time and for any reason whatever, it has been broken into.

     The excess is distributed among the partners. However, the partners may decide, at the majority vote determined by the relevant laws, that the profit, after deduction of the reserve, be either carried forward or transferred to an extraordinary reserve.

     Article seventeen.- In the event of a dissolution of the Company, the liquidation will be carried out by the managers or a partner upon agreement which are vested with the broadest powers for the realization of the assets and payment of debts.

     When the liquidation of the Company is closed, the assets of the Company will be attributed to the partners proportionally to the shares they hold.

     Article eighteen.- For all matters not provided for in the present articles of incorporation, the partners refer to the existing laws.

                              TRANSITORY MEASURES

     Exceptionally the first financial year shall begin today and end on December 31st, 1999.

                            PAYMENT - CONTRIBUTIONS

     The appearing person declares and acknowledges that each subscribed share has been fully paid up in cash so that from now on the Company has at its free and entire disposal the contributions referred to above.

     Proof thereof has been given to the undersigned notary who expressly acknowledges it.

                               ESTIMATE OF COSTS

     The costs, expenses, fees and charges, in whatsoever form, which are to be borne by the Company or which shall be charged to it in connection with its in-

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corporation, have been estimated at about fifty thousand Luxembourg Francs.

                         EXTRAORDINARY GENERAL MEETING

     Immediately after the incorporation of the Company, the above-named person, representing the entirety of the subscribed capital and exercising the powers of the meeting, passed the following resolutions:

     1) Is appointed as manager for an undetermined duration ChipPAC Operating Limited, a company having its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands;

     2) The Company shall have its registered office at L-2453 Luxembourg, 16, rue Eugene Ruppert.

     The undersigned notary who understands and speaks English, hereby states that on request of the above appearing persons, the present incorporation deed is worded in English, followed by a French version; on request of the same persons and in case of discrepancies between the English and the French text, the English version will prevail.

     In faith of which we, the undersigned notary have set hand and seal in Luxembourg-City.

     On the day named at the beginning of this document.

     The document having been read to the person appearing, said person signed with us, the Notary, the present original deed.

                  TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE

     L'an mil neuf cent quatre-vingt-dix-neuf, le (dix-huit mars) lisez dix-neuf mars.

     Pardevant Maitre Joseph ELVINGER, notaire de residence a Luxembourg, soussigne

                                 Ont comparu:

     ChipPAC Operating Limited, une societe ayant son siege social etabli a Craigmuir Chambers, Road Town, Tortola, Iles Vierges Britanniques;

     ici representee par Monsieur Dominique AUDIA, employe prive, demeurant a Luxembourg, en vertu d'une procuration sous seing prive lui delivree;

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     Ladite procuration, paraphee "ne varietur" par le mandataire comparaissant et le notaire instrumentant, restera annexee au present acte pour etre formalisee avec lui.

     Lequel fondateur comparant a declare avoir constitue une societe a responsabilite limitee dont il a arrete les statuts comme suit:

     Article premier.- Il est forme par les presentes une societe a responsabilite limitee qui sera regie par les presents statuts et les lois luxembourgeoises actuellement en vigueur, notamment par celles du 10 aout 1915 sur les societes commerciales et du 18 septembre 1933 sur les societes a responsabilite limitee, telles que modifiees, et plus particuierement la loi du 28 decembre 1992 sur les societes unipersonnelles, ainsi que par les presents statuts.

     A tout moment, l'associe peut s'adjoindre un ou plusieurs coassocies et, de meme, les futurs associes peuvent prendre les mesures appropriees tendant a retablir le caractere initial unipersonnel de la Societe.

     Article deux.- La Societe prend la denomination de "ChipPAC Luxembourg
S. a R.L.".

     Article trois.- La Societe a pour objet la prise de participation sous quelque forme que ce soit, dans toutes entreprises commerciales, industrielles, financieres ou autres, luxembourgeoises ou etrangeres, l'acquisition de tous titres et droits par voie de participation, d'apport, de souscription, de prise ferme ou d'option d'achat, de negociation et de toute autre maniere et notamment l'acquisition de brevets et licences, leur gestion et leur mise en valeur, l'octroi aux entreprises auxquelles elle s'interesse, de tous concours, prets, avances ou garanties, enfin toute activite et toutes operations generalement quelconques se rattachant directement ou indirectement a son objet, sans vouloir beneficier du regime fiscal particulier organise par la loi du 31 juillet 1929 sur les societes de participations financieres.

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    La Societe peut realiser toutes operations commerciales, techniques ou financieres en relation directe ou indirecte avec tous les secteurs predecrits, de maniere a en faciliter 1'accomplissement.

    Article quatre.- Le siege social est etabli a Luxembourg, Grand-Duche de Luxembourg.

    Il pourra etre transfere en tout autre lieu du Grand-Duche de Luxembourg par simple decision des associes.

    Article cinq.- La Societe est constituee pour une duree indeterminee.

    Article six.- Le capital social est fixe a USD 15.000,- (quinze mille dollars US) divise en 300 (trois cents) parts sociales de USD 50,- (cinquante dollars US) chacune.

    Ces parts ont ete integralement liberees et souscrites par la societe ChipPAC Operating Limited, ayant son siege social etabli Craigmuir Chambers, Road Town, Tortola, Iles Vierges Britanniques;

    Article sept.- Les parts sociales sont librement cessibles entre associes.

    Aucune cession de parts sociales entre vifs a un tiers non-associe ne peut etre effectuee qu'avec l'agrement des autres associes et apres leur avoir ete offerte en priorite.

    Pour le reste il est refere aux dispositions des articles 189 et 190 de la loi coordonnee sur les societes commerciales.

    Les parts sont indivisibles a l'egard de la Societe, qui ne reconnait qu'un seul proprietaire pour chacune d'elle

    Article huit.- Le deces, l'interdiction, la faillite ou la deconfiture d'un des associes ne mettent pas fin a la Societe

    Article neuf.- Les creanciers, representants, ayants-droit ou heritiers des associes ne pourront pour quelque motif que ce soit, requerir l'apposition de scelles sur les biens et documents de la Societe, ni s'immiscer en aucune maniere dans les actes de son administration. Ils doivent pour l'exercice de leurs

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droits s'en rapporter aux inventaires sociaux et aux decisions des assemblees.

     Article dix.- La Societe est administree par un ou plusieurs gerants associes ou non, choisis par les associes avec ou sans limitation de la duree de leur mandat.

    Chaque gerant aura individuellement et sous sa seule signature les pleins pouvoirs pour engager la Societe pour tous actes, dans les limites fixees par son objet social ou la loi.

    Les pouvoirs et remunerations des gerants eventuellement nommes posterieurement en sus ou en remplacement des premiers gerants seront determines dans l'acte de nomination.

    Article onze.- Un gerant ne contracte en raison de ses fonctions, aucune obligation personnelle quant aux engagements regulierement pris par lui au nom de la Societe; simple mandataire, il n'est responsable que de l'execution de son mandat.

    Article douze.- L'associe unique exerce les pouvoirs devolus a l'assemblee generale des associes par les dispositions de la section XII de la loi du 10 aout 1915 relatives aux societes a responsabilite limitees.

    Il s'ensuit que toutes decisions qui excedent les pouvoirs reconnus aux gerants sont prises par l'associe unique.

    En cas de pluralite d'associes, les decisions qui excedent les pouvoirs reconnus aux gerants sont prises en assemblee.

    Les resolutions ne sont valablement adoptees que pour autant qu'elles soient prises par les associes representant plus de la moitie du capital social.

    Toutefois, les decisions ayant pour objet une modification des statuts ne pourront etre prises qu'a la majorite des associes representant les trois quarts du capital social. Si ce quorum n'est pas atteint lors de la premiere assemblee, une seconde assemblee sera convoquee par lettres recommandees avec un preavis d'un mois au moins et tenue dans un delai de trois mois a dater de la premiere assemblee.

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    Lors de cette deuxieme assemblee, les resolutions seront adoptees a la majorite des associes votant quelle que soit la portion du capital represente.

    Article treize.- L'exercice social commence le premier janvier et se termine le 31 decembre.

    Article quatorze. - Chaque annee avec effet au 31 decembre la gerance etablit le bilan qui contiendra l'inventaire des avoirs de la Societe et de toutes les dettes actives et passives, et le compte de profits et pertes ainsi qu'une annexe conforme aux dispositions de la loi en vigueur.

    Article quinze. - Tout associe peut prendre communication au siege social de la Societe de l'inventaire, du bilan et du compte de profits et pertes.

    Article seize. - L'excedent favorable du compte de profits et pertes, apres deduction des frais, charges et amortissements et provisions, constitue le benefice net de la Societe.

    Chaque annee, cing pour cent du benefice net seront affectes a la reserve legale.

    Ces prelevements cesseront d'etre obligatoires lorsque la reserve legale aura atteint un dixieme du capital social, mais devront etre repris jusqu'a entiere reconstitution, si a un moment donne et pour quelque cause que ce soit, le fonds de reserve se trouve entame.

    Le solde du benefice net est distribue entre les associes. Neanmoins, les associes peuvent, a la majorite prevue par la loi, decider qu'apres deduction de la reserve legale, le benefice sera reporte a nouveau ou transfere a une reserve speciale.

    Article dix-sept.- En cas de dissolution de la Societe pour quelque raison que ce soit, la liquidation sera faite par les gerants ou un associe designe et qui auront les pouvoirs les plus larges pour realiser les actifs et regler le passif de la Societe.

    La liquidation terminee, les avoirs de la Societe seront attribues aux associes en proportion des parts sociales qu'ils detiennent.

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    Article dix-huit.- Pour tout ce qui n'est pas prevu par les presents statuts, les associes se referent aux dispositions legales en vigueur.

                            DISPOSITION TRANSITOIRE

    Exceptionnellement le premier exercice commencera le jour de la constitution pour finir le 31 decembre 1999.

                             LIBERATION - APPORTS

    Le comparant declare et reconnait que chacune des parts sociales souscrites a ete integralement liberee en especes, de sorte que les apports susmentionnes sont des a present a l'entiere et libre disposition de la Societe.

    Preuve en a ete apportee au notaire instrumentant qui le constate expressement.

                                     FRAIS

    Le montant des frais, depenses, remunerations ou charges, sous quelque forme que ce soit qui incombent a la Societe ou qui sont mis a sa charge en raison de sa constitution, s'eleve a environ cinquante mille francs luxembourgeois.

                       ASSEMBLEE GENERALE EXTRAORDINAIRE

    Immediatement apres la constitution de la Societe, le comparant precite, representant la totalite du capital social, exercant les pouvoirs de l'assemblee, a pris les resolutions suivantes:

    1) Est nomme gerant pour une duree indeterminee ChipPAC Operating Limited, une societe ayant son siege social etabli a Craigmuir Chambers, Road Town, Tortola, Iles Vierges Britanniques;

    2) Le siege social de la Societe est etabli a L-2453 Luxembourg, 16, rue Eugene Ruppert.

    Le notaire soussigne qui comprend et parle l'anglais constate par le present qu'a la requete des personnes comparantes les presents statuts sont rediges en anglais suivis d'une version francaise, a la requete des memes personnes et en cas de divergences entre le texte anglais et francais, la version anglaise fera foi.

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     Dont acte, fait et passe a Luxembourg, date qu'en tete des presentes.

     Et apres lecture faite et interpretation donnee au comparant, il a signe avec nous notaire la presente minute.

[NOTAIRE STAMP APPEARS HERE]

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